Williams Capital Utility Seminar | March 20, 2014

2 FORWARD LOOKING STATEMENTS During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s public filings with the SEC.

ABOUT NORTHWESTERN 3 Our Vision: Enriching lives through a safe, sustainable energy future Our Mission: Working together to deliver safe, reliable and innovative energy solutions Our Values: S - safety E - excellence R - respect V - value I - integrity C - community E - environment

NORTHWESTERN ENERGY PROFILE

TICKER: NWE

Stock Price	$43.32
Outstanding Shares	38.75M
Market Capitalization	$1.68B
Net Debt	$1.28B
Total Enterprise Value	$2.97B
EBITDA - 12 months ending 12/31/12	$284M
Market Capitalization to Book Equity	1.63
Avg. Common Shares Outstanding	38.14M
Debt/Total Capitalization	55.7%
Enterprise Value / EBITDA	10.42x
Dividend 2013	$1.52
Annualized Dividend Yield	3.51%
Total Customer Count	678,200
Employees	1,493

Profile Data as of 12/31/2013

See "Non-GAAP Financial Measure" slide in appendix for Net Debt and EBITDA reconciliation

Rate Base as of 12/31/2013

Jurisdiction and Service	Implementation Date	Rate Base (in millions) (1)	Estimated Rate Base (in millions) (2)	Authorized Overall Rate of Return	Authorized Return on Equity	Authorized Equity Level
Montana electic delivery (4)	Januray 2011	$ 632.5	$ 774.5	7.80%	10.25%	48.0%
Montana - DGGS (4)	January 2011	$ 172.7	$ 137.5	8.16%	10.25%	50.0%
Montana - Colstrip Unit 4	January 2009	$ 400.4	$ 343.8	8.25%	10.00%	50.0%
Montana - Spion Kop	December 2012	$ 81.7	$ 62.0	7.00%	10.00%	48.0%
Montana natural gas delivery	June 2013	$ 309.2	$ 362.7	7.48%	9.80%	48.0%
Montana natural gas production	November 2012	$ 12.0	$ 85.6	7.65%	10.00%	48.0%
South Dakota electric (3)	September 1981	$ 186.7	$ 251.0	n/a	n/a	n/a
South Dakota natural gas (3)	December 2011	$ 65.9	$ 64.0	7.80%	n/a	n/a
Nebraska natural gas (3)	December 2007	$ 24.3	$ 25.4	n/a	10.40%	n/a
		$ 1,885.4	$ 2,106.5			

(1) Rate base reflects amounts on which we are authorized to earn a return.
(2) Rate base amounts are estimated as of December 31, 2013
(3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms.
(4) The FERC regulated portion of Montana electric transmission and DGGS are included as revenue credits to our MPSC jurisdiction customers. Therefore we do not separately reflect FERC authorized rate base or authorized returns.

EBITDA



Electric
$233 M
Natural Gas
$61 M
Other
($10 M)

EBITDA - Earnings before Interest, Tax, Depreciation and Amortization
- For the 12 months ending 12/31/13

EBITDA Other includes $6.3 million of costs related to the hydro transaction announced in September 2013

NorthWestern Energy
Delivering a Bright Future

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NWE: AN INVESTMENT FOR THE LONG TERM 5 We’re a fully-regulated and financially solid utility; with – Diversity across states, service type and customer segments – A 100 year history of competitive customer rates, system reliability and customer satisfaction – A strong track record of significant earnings and dividend growth – Strong cash flows aided by net operating loss carryforwards – Solid investment grade credit ratings Attractive future growth prospects; and – Reintegrating energy supply portfolio (electric and natural gas) – Distribution System Infrastructure Project (DSIP) – Transmission opportunities within our service territory Best practices corporate governance – A strong and well rounded board and executive team – Named to the Forbes “Americas Most Trustworthy Companies” for the 3rd consecutive year

STRONG CORPORATE GOVERNANCE 6 Fortnightly 40 NorthWestern Energy was recently recognized as one of the top 40 best energy companies in the United States by Fortnightly 40. The report compares shareholder value performance by looking at uniform data sets among the leading publicly traded electric and gas companies across a range of metrics. NYSE Ethics NorthWestern Energy earned an "A" from the New York Stock Exchange's Corpedia, for its Code of Conduct and Ethics, putting it in the top 2 percent of all energy and utility companies reviewed. Forbes America's Most Trustworthy Companies 2013 For the 3rd year in a row, NorthWestern Corporation was recognized by Forbes as one of "America's Most Trustworthy Companies," which identifies the most transparent and trustworthy businesses that trade on the American exchanges. In the past, Forbes turned to Audit Integrity who recently merged with Corporate Library and Governance Metrics International to form GMI Ratings (GMI). GMI's quantitative and qualitative data analysis looks beyond the raw data on companies' income statement and balance sheets to assess the true quality of corporate accounting and management practices. Each year Forbes recognizes 100 companies out of over 8,000 for this foremost honor. NWE was one of only three utilities to be distinguished with this honor, by Forbes, in 2013. New York Stock Exchange Century Index Created in 2012 to recognize companies that have thrived for over a century while demonstrating the ability to innovate, transform and grow through the decades of economic and social progress. Glass Lewis NorthWestern was recognized by Glass Lewis, a leading investment research and global proxy advisory firm, as one of the top 42 companies in the US for its 2011 “Say on Pay” proposals, which recognizes companies with clear disclosure and conservative policy with regards to compensation. Corporate Governance Award Finalist In 2013, for the second straight year, Northwestern Corporation was named a finalist in the category of "Best Proxy Statement (small cap)" given by the Corporate Secretary - Governance, Risk & Compliance organization.

3.62% 3.84% 5.16% 3.98% 0% 1% 2% 3% 4% 5% 6% US National Average Montana South Dakota Nebraska Source: Economic & Social Research Institute (ESRI) via SNL Database 2-20-14 Projected Population Growth 2013-2018 (cumulative growth) SOLID ECONOMIC INDICATORS 7 Top Left: Unemployment rate consistently below National Average for our service territory. National Ranking (SD 2nd, NE 3rd & MT 15th) Top: Bad debt / revenue write-off is less than ½ of a percent even during tough economic times – Our customers pay their bills. Left: Projected population growth above National Average for all three states we service provides potential for additional organic growth (average annualized growth of approximately 90 basis points). 0% 2% 4% 6% 8% 10% 12% 2009 2010 2011 2012 2013 US National Average Montana South Dakota Nebraska Source: US Department of Labor via SNL Database 2-20-14 Unemployment Rate (as reported in December each year) 0.25% 0.30% 0.25% 0.21% 0.29% 0.22% 0.26% 0. 0% 0.20% 0.40% 0.60% 0.80% 1.00% 2007 2008 2009 2010 1 2012 2013 Write-Off to Revenue Ratio

A DIVERSIFIED ELECTRIC AND GAS UTILITY 8 The “80/20” rules of NorthWestern Gross Margin in 2013: Electric: $506M Natural Gas: $167M Other $ 2M Gross Margin in 2013: Montana: $561M South Dakota: $103M Nebraska: $ 11M Average Customers in 2013: Residential: 561k Commercial: 108k Industrial: 6k Above data reflects full year 2013 results. Jurisdiction and service type based upon gross margin contribution. See “Non-GAAP Financial Measures” slide in appendix for Gross Margin reconciliation. 83% Montana 15% South Dakota 2% Nebraska 83% Residential 16% Commercial 1% Industrial 75% Electric 25% Natural Gas

600 700 800 2009 2010 2011 2012 2013 Ind ex Sc or e NorthWestern Energy Score JD Power 26 Combination Electric and Natural Gas Company Average JD Power - Customer Service Index Score 0 25 50 75 100 125 150 M in u te s NorthWestern 3-Year Average Customer Average Interruption Duration Index (CAIDI) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 In te rr up ti on s NorthWestern 3-Year Average System Average In erruption Frequency Index (SAIFI) STRONG UTILITY FOUNDATION 9 Strong utility operations:  Solid system reliability (EEI 2nd quartile);  A NWE customer anticipates, on average, one outage per year lasting 100 minutes  SAIFI – Reliability Indices with Major Events excluded - Interruptions /customer/year  CAIDI – Reliability Indices with Major Events excluded – Average outage duration Residential electric and natural gas rates below national average; and Customer service satisfaction scores in line with survey average (JD Powers). EEI – 2nd Quartile Performance Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 7/1/13 Natural gas source: US Dept of Energy Monthly residential supply and delivery rates as of 1/1/13 $- $20 $40 $60 $80 $100 $120 $140 MT SD MT SD NE Electric (750 kwh) Natural Gas (100 therms) National Average ational Average "Typical Bill" Residential Rate Comparison

2014 EARNINGS GUIDANCE


Diluted Earnings Per Share
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
GAAP Diluted EPS
Initial Guidance Range
Non-GAAP "Adjusted" EPS
$2.60-$2.75
$2.02
$2.14
$2.53
$2.66
$2.46
2009
2010
2011
2012
2013
2014E

2014 guidance range of $2.60-$2.75 based upon, but not limited to, the following major assumptions and expectations:

- Normal weather in our electric and natural gas service territories for 2014;
- **Excludes any hydro related transaction fees (including legal and bridge financing) and any potential income generated from the operation of the hydro assets post-closing, assuming regulatory approval;**
- Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;
- A consolidated income tax rate of approximately 14% to 16% of pre-tax income; and
- Diluted average shares outstanding of 39.3 million.

Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield.

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TRACK RECORD OF DELIVERING RESULTS 11 Notes: - ROE in 2011, 2012 & 2013, on a Non-GAAP Adjusted basis, would be 10.5%, 9.8% & 9.7% respectively. - 2014 ROE and 2014 Dividend payout ratio estimate based on midpoint of guidance range of $2.60- $2.75. - 2011 and 2012 Dividend Payout Ratio based upon Non-GAAP Adjusted EPS would be 60% and 62% respectively. - Details regarding Non-GAAP Adjusted EPS can be found in the “Adjusted EPS Schedule” page of the appendix Return on Equity within 9.5% - 11.0% band over the last 5 years. Annual dividend increases since emergence in 2004. 5 Year (2009-13) Avg. Return on Equity: 10.1% 5 Year (2009-13) CAGR Dividend: 3.2% Current Dividend Yield Approximately 3.5% $1.34 $1.36 $1.44 $1.48 $1.52 $1.60 40% 50% 60% 70% 80% 90% 100% 110% 120% $1.20 $1.25 $1.30 $1.35 $1.40 $1.45 $1.50 $1.55 $1.60 2009 2010 2011 2012 2013 2014E Annual Dividend Per Share Payout Ratio (based on GAAP EPS) Dividend Per Share and Payout Ratio 9.5% 9.6% 11.0% 11.0% 9.6% 9.8% 0.0% 2.0% .0% 6.0% 8.0% 0.0% 12.0% 2009 2010 2011 2012 2013 2014E Return on Equity

HARD ASSETS PROVIDING REAL VALUE 12 (Left) We believe continued investment in our system to provide safe, reliable, environmentally responsible and cost-effective service for our customers will produce additional value for our shareholders. (Below) With the exception of the 1 & 5 year return versus Small Cap S&P 600 (on which we are listed), NWE total shareholder return has outperformed our peer group average, the S&P 600 index and the Dow Jones Utility Average over the 1, 3 and 5 year periods ending December 31, 2013. * Peer Group: ALE, AVA, BKH, CNL, EDE, EE, GXP, IDA, MGEE, PNM, POR, UIL, UNS, VVC, WR $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2009 2010 2011 2012 2013 M illi on s Gross PP&E Net PP&E Enterprise Value Market Cap Property Plant and Equipment vs Market Value NWE 70.11% 15 Peer Avg. * 57.73% S&P 600 66.05% DJUA 37.11% 0% 10% 20% 30% 40% 50% 60% 70% 80% 3 Year Total Return NWE 2 .48% 15 Peer Avg. * 23.35% S&P 600 41.31% DJUA 12.69% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 1 Year Total Return NWE 133.04% 15 Peer Avg. * 107.50% S&P 600 163.37% DJUA 64.18% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 5 Year Total Return

$60 $70 $80 $90 $100 $110 $120 $130 2008 2009 2010 2011 2012 2013 Typical NorthWestern Electric and Natural Gas Bill (average Montana, South Dakota and Nebraska monthly residential customer bill) Electric (750 kW) Natural Gas (10 Dkt) INVESTMENT FOR OUR CUSTOMERS’ BENEFIT Over the past 5 years we have been reintegrating our Montana energy supply portfolio and invested to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while delivering solid earnings growth for our investors. 2008-2013 CAGRs Estimated Rate Base: 12.9% GAAP Diluted EPS: 6.7% Typical electric bill: 0.5% Typical natural gas bill: (7.8%) 13 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 $3,000 2008 2009 2010 2011 2012 2013 Rate Base and Earnings per Share Estimated Rate Base (Millions) GAAP Diluted EPS Rat e Ba se - Mill ions EPS -Dollars

$(200) $(150) $(100) $(50) $- $50 $100 $150 $200 $250 $300 2009 2010 2011 2012 2013 Dividends Maintenance Capex CFO CFO Less CapEx & Dividends Mil lion s While maintenance capex and total dividend payments have continued to grow since 2009 (4.1% and 4.6% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and averaged approximately $46 million of positive Free Cash Flow per year. We anticipate our Net Operating Loss balance to benefit our cash flow beyond 2016. STRONG CASH FLOWS 14 (3) (1) 2009 Cash Flow from Operation (CFO) is adjusted to add back pension funding in excess of expense and Ammondson settlement paid. (2) CFO was significantly less in 2013 vs 2012 primarily due to the following: A) decrease in collection of receivables from customers of approximately $34.2 million which includes approximately $20 million associated with billing delays as a result of a new customer information system implemented in September 2013, B) $16.9 million from under collection of supply cost in our trackers, and C) higher interest payments of approximately $6.5 million. (3) See “Non-GAAP Financial Measure” slide in appendix for Free Cash Flows reconciliation. Components of Free Cash Flow (2) (1) $476 $434 $457 $255 $326 $596 $358 $429 $201 $244 $0 $100 $200 $300 $400 $500 $600 $70 2009 2010 2011 2012 2013 Mi llio ns Net Operating Loss (NOL) Carryforward Balance Federal State (Montana)

$0 $50 $100 $150 $200 $250 $300 $350 Q1 Q2 Q3 '10 Q4 Q1 Q2 Q3 '11 Q4 Q1 Q2 Q3 '12 Q4 Q1 Q2 Q3 '13 Q4 M illi on s Liquidity Actual >$100M Target BALANCE SHEET STRENGTH AND LIQUIDITY 15 Annual ratio is average of each quarter end debt/cap ratio Excludes Basin Creek capital leases Goal: 50% - 55% Senior Secured Rating Senior Unsecured Rating Commercial Paper Outlook Fitch A- BBB+ F2 Positive Watch Moody's A1 A3 Prime-2 Stable S&P A- BBB A-2 Stable A security rating is not a recommendation to buy, sell or hold securities. Such ratings may be subject to revision or withdrawal at any time by the credit rating agency and each rating should be evaluated independently of any other rating. Credit Ratings $0 $50 $1 0 $150 $200 $250 $300 Mi llio ns Year Debt Maturity Schedule 54.0% 55.5% 54.8% 54.3% 53.8% 30% 40% 50% 60% 2009 2010 2011 2012 2013 Debt to Capital Ratio

NET INVESTMENT IN EXISTING BUSINESS 16 Maintenance capital expenditures have cumulatively outpaced depreciation by $190 million over the last five years (2009 to 2013), while maintaining a positive Free Cash Flow during the same period. ($150) ($100) ($50) $0 $50 $100 $150 $200 $250 2009 2010 2011 2012 2013 ($m illi on s) Maintenance Capex vs. Depreciation Distribution System Infrastructure Project (DSIP) Capital Maintenance capex Depreciation Cumulative capex in excess of depreciation

INVESTMENT OPPORTUNITY OUTLOOK 17  Energy Supply – Pending hydro transaction – Big Stone pollution control – Other vertical integration opportunities for Montana natural gas reserves  Transmission – Network upgrades – Jack Rabbit - Big Sky 161kV line – Carbon - Stillwater 100kV  Distribution – Distribution System Infrastructure Project (DSIP)

INVESTMENT PROJECT SUMMARY

($Millions)

	Timeline (2014–2019)	Capital Spent *	Total Project Capital Opportunity: Low		Total Project Capital Opportunity: High	Jurisdiction
Energy Supply						
MT - pending hydro asset acquisition	High	$0	$900	to	$900	MPSC
SD - Big Stone pollution control equipment	High	$40	$95	to	$110	SDPUC
SD - Neal pollution control equipment	High	$22	$22	to	$25	SDPUC
SD - Aberdeen peaking generator (60 MW)	In commercial operation April 2013	$55				SDPUC
MT - Spion Kop - wind (40 MW)	In commercial operation December 2012	$84				MPSC
MT - Natural gas reserves	High	$101	$101	to	$200	MPSC
Distribution						
MT - Distribution System Infrastructure Project (DSIP)	High	$81	$250	to	$300	MPSC
	2014 2015 2016 2017 2018 2019	**$382**	**$1,368**	**to**	**$1,535**	

* As of December 31, 2013

Note: Color / label indicate NorthWestern Energy's current probability of execution and timing of expenditures.

Several opportunities exist to further increase and diversify earnings as compared to our approximately $2.1 billion of rate base today. Figures above do not include maintenance capital investment in excess of depreciation. In September 2013, we announced the pending acquisition of 11 hydroelectric facilities from PPL Montana for $900 million. We expect to close last half of 2014 pending regulatory approval.

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MONTANA BASELOAD ELECTRIC OPPORTUNITY 19 The total load served over our Montana system is approximately 11 million MWh. The load we currently have responsibility for providing supply is just over 6 million MWh. Our owned generation in Montana, including the addition of Spion Kop would serve approximately 17% of the system load and 31% of the load for which we provide supply. - 100 200 300 400 500 600 700 Gi ga wa tt h ou rs Owned Spion Kop All Other PPL Contracts Supply opportunity Demand Load Forecast Post PPL supply opportunity approximately 200GWh per month or about 280MWs of capacity Forecasted demand NWE's Future Energy Supply vs Demand (Montana only - Heavy Load) 99% 44% 31% .0% 20.0% 4 .0% 6 .0% 80.0% 100.0% 120.0% 140.0% WR GXP EE CNL UNS NWE SD IDA EDE VVC ALE AVA UIL MGEE PNM BKH POR NWE NWE MT Peer Average Source: 2012 FERC Form 1 - Sources and Disposition of Energy Electricity - Percentage of Owned Resources for Retail Use

MONTANA HYDRO ACQUISITION

- Announced, in September 2013, the acquisition of eleven baseload hydroelectric generating facilities representing 633 megawatts of capacity and one storage reservoir from PPL Montana
- These assets are consistent with our vision of providing safe and reliable energy for our customers for generations to come
- Asset purchase price of $900 million, subject to customary closing adjustments
- Acquisition subject to Montana Public Service Commission (MPSC) approval to include the assets in rate base to earn a regulated return consistent with our other resource acquisitions

Overview of Hydro Facilities[1]

Plant	Net Capacity (MW)	Ownership%	COD	River Source	FERC License Expiration	5-Yr Avg. Capacity Factor[2]
Black Eagle	21	100%	1927	Missouri	2040	73.6%
Cochrane	69	100%	1958	Missouri	2040	49.1%
Hauser	19	100%	1911	Missouri	2040	79.3%
Holter	48	100%	1918	Missouri	2040	72.4%
Kerr[3]	194	100%	1938	Flathead	2035	64.5%
Madison	8	100%	1906	Madison	2040	89.2%
Morony	48	100%	1930	Missouri	2040	63.8%
Mystic	12	100%	1925	West Rosebud Creek	2050	48.2%
Rainbow	60	100%	1910 / 2013	Missouri	2040	77.5%
Ryan	60	100%	1915	Missouri	2040	79.8%
Thompson Falls	94	100%	1915	Clark Fork	2025	60.1%
Total	*633*					*66.1%*


Cochrane Dam

(1) Hebgen *facility (0 MW net capacity) excluded from figures. All facilities are "run-of-river" dams except for Kerr and Mystic, which are "storage generation"*
(2) As of June 2013
(3) The Confederated Salish and Kootenai Tribes have an option to purchase Kerr from September 2015 thru 2025

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NorthWestern Energy
Delivering a Bright Future

HYDRO - SUPPORTING OUR VALUES

Our Vision Statement:
Working together to deliver safe, reliable and innovative energy solutions that create value for our customers, communities, employees and investors.

Customers	• Opportunity to acquire clean, reliable, long-lived generation assets near the bottom of commodity price cycle • Provides multiple generations of customers with long-term energy certainty and locks in rate stability with modest impact of less than 5% to November 2013 rates to total residential bills • Transaction helps match owned generation with load requirements • Increases fuel-type diversity of generation fleet with significant increase in sustainable generation • Consistent with focus on our existing regulated utility business and all of our customers
Communities	• Reinforces and expands NorthWestern's commitment to Montana, its people and its environment • Evolving environmental regulation may make Montana hydro assets even more valuable • Allows NorthWestern to increase its commitment to charitable giving throughout Montana
Employees	• Combination of existing NorthWestern employees with extensive hydroelectric backgrounds and at least 70 PPL employees • Increased opportunity for professional growth for both existing employees and employees who transfer when the sale closes • NorthWestern remains committed to competitive pay and benefits
Investors	• Inclusion of assets in regulated rate base • Expected to be accretive in first full year of operations • Expected to maintain or enhance credit strength

The acquisition of these highly valuable assets should allow NorthWestern to further our mission statement for the benefit of all stakeholders for multiple generations to come.

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NorthWestern Energy
Delivering a Bright Future

HYDRO – OWNED & CONTRACTED RESOURCES

Montana Annual Production
(Excludes Kerr Dam[1])



Coal (Colstrip 4) 29%
Hydro (Pending) 42%
Thermal (QF/contracted) 13%
Hydro (QF/contracted) 1%
Wind (QF/contracted) 11%
Natural Gas 1%
Wind (Spion Kop) 2%

1.)The confederated Salish and Kootenai Tribes have an option to purchase Kerr Dam beginning September 2015.

Owned and contracted hydro and wind will represent over 50% of our generation portfolio, in Montana, after the close of the pending hydro transaction.

NorthWestern Owned Facilities
Pro forma for Hydro Transaction



Clark Fork River
Flathead Lake
Ryan
Kerr
Cochrane
Great Falls
Morony
Rainbow
Black Eagle
Spion Kop
Holter
Missoula
Hauser
Thompson Falls
Helena
MONTANA
Fort Peck Lake
Missouri River
Yellowstone River
Glendive
Colstrip
Colstrip
Dave Gates
Missouri River
Butte
Yellowstone River
Madison River
Madison
Billings
Mystic
Hebgen
PPL Hydro Facilities
NWE Coal Facilities
NWE Gas Facilities
NWE Wind Facilities

Assets are a great fit within our service territory to serve our customers needs.

NorthWestern Energy
Delivering a Bright Future

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HYDRO - A GREAT FIT AT THE RIGHT TIME 23 – Strong balance sheet, low interest rates and favorable utility equity valuations to finance the transaction. – Assets valuations at favorable (lower) prices as compared to buying during high commodity price periods. Thompson Falls Dam • Existing resources with no development risk. • Location within the service territory eliminates need for additional transmission to serve our customers. • Excellent fit for our portfolio’s needs. Meets our off-peak need but we will need additional resource to meet our heavy-load needs. – Upon closing the hydro transaction we will continue to evaluate a variety of alternatives for meeting our heavy-load needs including: developing a natural gas facility, optimizing the hydro assets and market based purchases. • Non-carbon emitting - reduces environmental compliance cost and risk compared to other alternatives. • No fuel costs. Cost of service does not depend on future fuel prices. • Provides needed capacity, necessary for reliability, at the right time.

MEETING CUSTOMER DEMANDS 24 The addition of the hydro generation assets into our Montana electric portfolio aligns well with forecasted customer demand. We expect to be able to provide nearly all the power during the light load periods with some flexibility to use market purchases or other resources to meet demand during heavy load periods. Heavy Load Hours Light Load hours - 100,000 200,000 300,000 400,000 500,000 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 Jan-25 Jan-26 Jan-27 Jan-28 Jan-29 Jan-30 Jan-31 Jan-32 Jan-33 New Hydro Assets Existing Resources Heavy Load - Demand Conveyance of Kerr Dam to CSKT MWhs - 100,000 200,000 300,000 400,000 500,000 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 Jan-25 Jan-26 Jan-27 Jan-28 Jan-29 Jan-30 Jan-31 Jan-32 Jan-33 New Hydro Assets Existing Resources Light Load - Demand Conveyance of Kerr Dam to CSKTMWhs

HYDRO - MONTANA GENERATION PROFILE 25 127% 122% 120% 105% 102% 98% 97% 91% 84% 78% 77% 64% 60% 60% 53% 44% 0% 20 40% 60 80% 100 120% 140 WR GXP EE CNL UNS IDA EDE VVC ALE AVA UIL MGEE PNM BKH POR NWE 93% Peer Average Owned Resources for Retail Use as 12/31/2012 (Percentage by MWh) Owned Resources - NWE 2012 Actual (Percentage by MWh) 99% 31% 44% NWE SD NWE MT NWE Total Owned Resources - NWE Pro Forma with Hydro(1) 99% 63% 69% NWE SD NWE MT NWE Total (Percentage by MWh) This transaction will allow us to approximately double owned resources in MT and significantly reduce our reliance on third-party power purchase agreements and spot market purchases. Source: 2012 FERC Form 1 Note: Percentages based on MWh of net generation / MWh of total sales to ultimate customer (1) Excludes generation from Kerr. Owned and contracted wind and hydro generation currently provides approximately 12% of annual retail MWhs in Montana. Pro forma for the transaction, it is expected this will be in excess of 50%.

HYDRO - FINANCING STRATEGY 26 • Financing Plans – Plan to close into permanent financing up to $500 million of debt, up to $400 million of equity, and up to $50 million of free cash flows. – If capital market access is limited we have the option of closing into the $900 million committed Bridge Facility with Credit Suisse and Bank of America Merrill Lynch. Black Eagle Dam

• Transaction announced on September 26, 2013 • Pre-filing informational meeting with the Montana PSC on October 18, 2013 • Bridge facility – entered into a $900 million 364-day senior bridge credit facility on November 12, 2013 • Filed Application for Approval to Purchase and Operate the Hydro Electric Facilities with the Montana PSC on December 20, 2013 [Docket: D2013.12.85] • Filed required applications with FERC on January 10, 2014 to transfer licenses from PPL Montana to NorthWestern Energy [Docket: FERC-2014-0151] • Anticipate seeking antitrust approval of the transaction in the second quarter of 2014 • Montana PSC hearing set for July 8, 2014 • Final day for Montana PSC to issue an order on September 16, 2014 – MPSC can extend timeline for final order if it determines that extraordinary circumstances require additional time. • For additional information visit: http://www.northwesternenergy.com/hydroelectric-facilities HYDRO – PROCESS AND TIMELINE 27

BIG STONE AND NEAL AIR QUALITY PROJECTS 28 Big Stone Power Plant Neal Power Plant Big Stone Neal Location Northeast South Dakota Northwest Iowa Ownership 23.4% of 475 MW coal plant 8.7% of 644 MW coal plant Project Subject to Best Available Retrofit Technology (BART) requirements of the Regional Haze Rule and are installing an Air Quality Control System (AQCS) to reduce SO2, NOx and particulates Subject to comply with national ambient air quality standards and Mercury & Air Toxics Standards (MATS) and are installing a scrubber, a baghouse, activated carbon and a selective non-catalytic reduction system Capital Outlay Capitalized approximately $40M through 12/31/13. Estimated total share of project is expected to be $95M-$110M including AFUDC and overheads Capitalized approximately $22M through 12/31/13, which is our total share of this project including AFUDC and overheads Timeline Project is on time and expected to be completed by 2016 Project was substantially completed in 2013, ahead of schedule, and is currently in service

SOUTHERN BEAR PAW TRANSACTION 29 • Finalized acquisition of Bear Paw South – On December 2, 2013, we finalized the purchase of 63 Bcf proven reserves and 82% interest in Havre Pipeline Company for $68.7 million. – Our largest natural gas reserves acquisition to date adding 29 employees to our 14 existing gas production employees. – The Montana PSC approved the structure of the transaction in October 2013 – With this transaction, we now manage an additional 900 wells and 82 miles of transmission in the Bear Paw Basin. – We will utilize our natural gas tracker to recover cost of gas similar to Battle Creek initially and Bear Paw North currently. • 20 Year levelized price of approximately $4.10 per dekatherm – Based upon 2014 estimates, this transaction increased owned supply for our Montana retail customers from approximately 8% to 32%. – Owned total supply estimate of 32% for 2014 is lower than the estimated 37%, as previously communicated for 2013, due to decline in annual production as anticipated. Blaine County Montana Compressor Station

NATURAL GAS RESERVES OPPORTUNITY 30 We continue to pursue opportunities to secure low cost gas reserves for our customers. • Remaining 18% unfilled position to reach our targeted 50% owned supply. • Other potential opportunities to procure reserves to provide up to 50% (3-4 Bcf of natural gas annually) for Dave Gates Generating Station and our leased Basin Creek facility to also ensure fuel price stability for our electric customers. As we continue to add to our natural gas reserves portfolio, we anticipate a reduction in supply costs volatility for our customers. Battle Creek Bear Paw North Bear Paw South Announcement 9/22/2010 9/4/2012 5/28/2013 Purchase Price ($M) $12.4 $19.5 $68.7 Assets 8.4 Bcf of proven producing reserves plus gathering system 13.4 Bcf of proven producing reserves plus gathering system 63 Bcf of proven producing reserves plus gathering and 82 mile transmission line Recovery Status Rate Based Tracker Tracker (s tarted Dec. 2013) $- $20 $40 $60 $80 $100 $120 $140 $160 Transmission, Distribution & Storage Costs Natural G s Supply Co s 10 Year Fluctuation in a 100 Therm Bill (Montana Residential Customers of NorthWestern)

DISTRIBUTION SYSTEM INFRASTRUCTURE PROJECT 31 • Montana Distribution System Infrastructure Project (DSIP) to maintain a safe and reliable electric and natural gas distribution system. – The primary goals: reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system, and prepare our network for the adoption of new technologies. – Based on our current plans, along with the MPSC's approval of the accounting order, we believe DSIP-related expenses and capital expenditures will be recovered in base rates through future general rate cases. ($millions) CAPEX O&M CAPEX O&M CAPEX O&M CAPEX O&M Electric Utility Total $59 $17 $45 $7 $127 $32 $231 $56 Natural Gas Utility Total 18 2 7 1 27 14 52 17 Other Total 4 6 - 1 0 9 4 16 Project Total $81 $25 $52 $9 $154 $55 $287 $89 Accounting Order ($13) $3 $10 $0 Estimated P&L Impact $12 $12 $65 $89 BudgetActual 2011 - 2013 2014 2015 - 2017 2011-17 Total Estimated Cost w/inflation

$182 $200 $170 $156 $147 $52 $50 $50 $50 $38 $29 $- $50 $100 $150 $200 $250 $300 2014 2015 2016 2017 2018 $M illio ns Capital Spending Maintenance Capex Distribution System Infrastructure Project (DSIP) Energy Supply (primarily SD environmental projects) CAPITAL SPENDING 32 DSIP – Distribution System Infrastructure Project - $202 million over the next 4 years. Energy Supply includes the planned environmental spending in South Dakota on Big Stone power plant. *Similar to DSIP, Transmission System Infrastructure Project (TSIP) intends to move us beyond basic compliance by evaluating the overall performance and health of our electric and natural gas transmission system. TSIP would prioritize and address transmission needs for the long-term benefit of our customers. Capital spending projections do not include potential future electric or natural gas energy supply additions, maintenance capital associated with our pending hydro acquisition, or capital related to our electric and gas TSIP*. Source: 2013 10-K.

CONCLUSION 33 Fully- regulated utility Best practices corporate governance Strong track record of earnings and dividend growth Strong cash flows aided by Net Operating Loss (NOL) carryforwards Realistic investment opportunities to invest Free Cash Flow Aberdeen Peaker Plant Ground Breaking October 14, 2011 Aberdeen Peaker Plant Ribbon Cutting July 23, 2013

APPENDIX 34

2012 AND 2013 ADJUSTED EPS SCHEDULE 35 Q1 Q2 Q3 Q4 2013 2013 Reported GAAP diluted EPS $1.01 $0.37 $0.40 $0.68 $2.46 Non-GAAP Adjustments: Weather (0.02) (0.02) (0.01) (0.05)$ Hydro Transaction related legal and professional fees 0.05 0.06 0.11$ DSM lost revenue recovery - portion related to 2012 (0.04) 0.02 (0.02)$ 2013 Adjusted diluted EPS $1.01 $0.35 $0.39 $0.75 $2.50 Q1 Q2 Q3 Q4 2012 2012 Reported GAAP diluted EPS $0.88 $0.31 ($0.10) $1.57 $2.66 Non-GAAP Adjustments: Weather 0.09 0.05 (0.06) 0.06 0.14$ Release of MPSC DGGS deferral (0.05) (0.05)$ DSM Lost revenue recovery related to 2010/2011 (0.05) (0.05)$ DGGS FERC ALJ initial decision - portion related to 2011 0.12 0.12$ MSTI Impairment 0.40 0.40$ Favorable CELP arbitration decision (0.79) (0.79)$ Income tax adjustment - benefit from MT NOL (0.06) (0.06)$ 2012 Adjusted diluted EPS $0.92 $0.31 $0.36 $0.78 $2.37 Year-over-year Improvement Q1 Q2 Q3 Q4 YTD Reported GAAP diluted EPS $0.13 $0.06 $0.50 ($0.89) ($0.20) Adjusted diluted EPS $0.09 $0.04 $0.03 ($0.03) $0.13

2014 EARNINGS GUIDANCE 36 Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield. 2014 guidance range of $2.60-$2.75 and a midpoint of $2.68 based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories for 2014; • Excludes any hydro related transaction fees (including legal and bridge financing) and any potential income generated from the operation of the hydro assets post – closing, assuming regulatory approval; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generation Station; • A consolidated income tax rate of approximately 14% to 16% of pre-tax income; and • Diluted average shares outstanding of 39.3 million. 2014 broad earnings drivers 2014 guidance affirmed Bridge 2013 Reported GAAP 2.46$ 2013 Non-GAAP adjustments: Weather (favorable) (0.05)$ Hydro Transaction professional fees and bridge financing 0.11$ Prior period DSM lost revenue (including accrued interest) (0.02)$ 2013 adjustments to 2013 GAAP earnings 0.04$ Low High 2013 Non-GAAP Earnings 2.50$ 2.50$ 2014 Expectations/Assumptions Bear Paw South acquisition 0.07$ 0.09$ Full year MT Nat. Gas relief 0.09$ 0.11$ Other Gross Margin increases 0.23$ 0.27$ OA&G increases (0.09)$ (0.06)$ Property Tax increases (0.07)$ (0.06)$ Depreciation increase (0.04)$ (0.03)$ Interest / Other I come (0.02)$ (0.01)$ Dilution-existing quity dribble (0.07)$ (0.06)$ 2014 Expectation /Assumptions 0.10$ 0.25$ 2014 EPS Range 2.60$ 2.75$

CONSOLIDATED STATEMENT OF INCOME 37 (in millions, except per share) 2013 2012 2013 2012 Operating Revenues $319.1 $280.8 $1,154.5 $1,070.3 Cost of Sales (Gain on CELP artibration decision) (47.9) ($47.9) Cost of Sales (Other) 136.1 115.4 479.6 443.3 Gross Margin 183.0 213.3 674.9 674.9 Operating Expenses Operating, general & administrative 76.8 74.2 285.6 270.0 MSTI impairment - - - 24.0 Property and other taxes 28.0 23.3 105.5 97.7 Depreciation 28.1 26.7 112.8 106.0 Total Operating Expenses 133.0 124.2 503.9 497.7 Operating Income 50.0 89.1 171.0 177.2 Interest Expense (19.5) (15.5) (70.5) (65.1) Other Income 1.0 1.2 7.7 4.4 Income (Loss) Before Taxes 31.4 74.8 108.3 116.5 Income Tax (Expense) Benefit (5.3) (16.1) (14.3) (18.1) Net Income (Loss) $26.1 $58.7 $94.0 $98.4 Average Common Shares Outstanding 38.6 37.2 38.1 36.8 Basic Earnings per Average Common Share $0.67 $1.58 $2.46 $2.67 Diluted Earnings per Average Common Share $0.68 $1.57 $2.46 $2.66 Dividends Declared per Common Share $0.38 $0.37 $1.52 $1.48 Three Months Ended December 31, Twelve Months Ended December 31,

12 MONTH EARNINGS RECONCILIATION

NORTHWESTERN CORPORATION
Twelve Months Ended
December 31, 2013
($millions, except EPS)

	Twelve Months Ended, Dec 31, 2012	Natural gas production	Montana natural gas rate increase	Natural gas retail volumes	Spion Kop revenue	Electric retail volumes	DGGS revenues	Property tax trackers	Electric transmission	Natural gas transportation capacity	Electric QF supply costs	Gain on CELP arbitration decision in 2012	Operating expenses recovered in trackers	Demand Side Management (DSM) lost revenues	DSIP expenses	Hydro Transaction costs	Labor	Plant operator costs	Natural gas production	Nonemployee directors deferred compensation	Bad debt expense	Pension and employee benefits	Operating expenses recovered in trackers	State income, net of federal provisions	Flow through repairs deductions	Production tax credits	Plant and depreciation of flow through items	Recognition of state NOL benefit	Prior year permanent return to accrual adjustments	Other permanent or flow through adjustments, Net	Impact of higher share count (mainly equity shelf program)	All other, net	Twelve Months Ended, Dec 31, 2013
Gross Margin	$ 674.9	8.1	6.6	6.5	5.6	5.4	5.1	3.8	3.7	1.3	1.0	(47.9)	(2.0)	(0.3)																		3.1	$ 674.9
Operating Expenses																																	
Op.,Gen., & Administrative	270.0														12.4	4.4	4.4	4.2	3.0	2.6	1.4	(15.4)	(2.0)									0.6	285.6
MSTI Impairment in 2012	24.0																															(24.0)	-
Prop. & other taxes	97.7																															7.8	105.5
Depreciation	106.0																															6.8	112.8
Total Operating Expense	497.7	-	-	-	-	-	-	-	-	-	-	-	-	-	12.4	4.4	4.4	4.2	3.0	2.6	1.4	(15.4)	(2.0)	-	-	-	-	-		-	-	(8.8)	503.9
Operating Income	177.2	8.1	6.6	6.5	5.6	5.4	5.1	3.8	3.7	1.3	1.0	(47.9)	(2.0)	(0.3)	(12.4)	(4.4)	(4.4)	(4.2)	(3.0)	(2.6)	(1.4)	15.4	2.0	-	-	-	-	-		-	-	11.9	171.0
Interest Expense	(65.1)																															(5.4)	(70.5)
Other Income (Expense)	4.4																															3.3	7.7
Income Before Inc. Taxes	116.5	8.1	6.6	6.5	5.6	5.4	5.1	3.8	3.7	1.3	1.0	(47.9)	(2.0)	(0.3)	(12.4)	(4.4)	(4.4)	(4.2)	(3.0)	(2.6)	(1.4)	15.4	2.0	-	-	-	-	-		-		9.9	108.3
Income Tax Benefit (Expense)[1]	(18.1)	(3.1)	(2.5)	(2.5)	(2.2)	(2.1)	(2.0)	(1.5)	(1.4)	(0.5)	(0.4)	18.4	0.8	0.1	4.8	1.7	1.7	1.6	1.2	1.0	0.5	(5.9)	(0.8)	4.2	1.4	3.2	(0.7)	(2.4)	(2.4)	(2.4)		(4.1)	(14.3)
Net Income (Loss)	$ 98.4	5.0	4.1	4.0	3.4	3.3	3.1	2.3	2.3	0.8	0.6	(29.5)	(1.2)	(0.2)	(7.6)	(2.7)	(2.7)	(2.6)	(1.8)	(1.6)	(0.9)	9.5	1.2	4.2	1.4	3.2	(0.7)	(2.4)	(2.4)	(2.4)	-	5.9	$ 94.0
Fully Diluted Shares	37.04																														1.19	-	38.23
Fully Diluted EPS	$ 2.66	0.13	0.11	0.10	0.09	0.09	0.08	0.06	0.06	0.02	0.02	(0.77)	(0.03)	(0.01)	(0.20)	(0.07)	(0.07)	(0.07)	(0.05)	(0.04)	(0.02)	0.25	0.03	0.11	0.04	0.08	(0.02)	(0.06)	(0.06)	(0.06)	(0.08)	0.14	$ 2.46

1.) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.

38

NorthWestern Energy
Delivering a Bright Future

CONSOLIDATED STATEMENT OF CASH FLOWS 39 This $57.5 million decrease in operating cash flows is primarily due to a decrease in collection of receivables from customers of approximately $34.2 million, which includes approximately $20 million associated with billing delays as a result of a new customer information system implemented in September 2013, as compared to 2012. We expect these billing delays to be resolved during the first half of 2014. Also contributing to the decrease in operating cash flows were a $16.9 million increase in the under collection of supply costs in our trackers and higher interest payments of approximately $6.5 million. (in millions) 2013 2012 Operating Activities Net Income 94.0$ 98.4$ Non-Cash adjustments to net income 166.1 132.0 Changes in working capital (30.4) 47.1 Other (36.0) (26.3) Cash provided by operating activities 193.7 251.2 Investing Activities PP&E additions (230.5) (219.2) Asset acquisition (68.7) (103.2) Other 3.8 0.3 Cash used in investing activities (295.4) (322.2) Financing Activities Proceeds from issuance of common stock, net 55.8 28.0 Issuances of long-term debt, net 99.9 146.1 (Repayments) issuance of short-term borrowings, net 18.0 (44.0) Dividends on common stock (57.7) (54.2) Financing Costs (7.6) (0.9) Cash used in financing activities 108.4 74.9 Increase in Cash a d Cash Equivalents 6.7 3.9 Beginning Cash 9.8 5.9 Ending Cash 16.6$ 9.8$ Twelve Months Ending December 31,

CONSOLIDATED BALANCE SHEET 40 (in millions) 2013 2012 Cash 16.6$ 9.8$ Restricted cash 6.9 6.7 Accounts receivable, net 174.9 143.7 Inventories 55.6 54.2 Other current assets 67.0 88.8 Goodwill 355.1 355.1 PP&E and other non-current assets 3,039.2 2,827.3 Total Assets 3,715.3$ 3,485.5$ Payables 93.0 83.7 Current maturities of long-term debt & capital leases 1.7 1.6 Short-term borrowings 141.0 122.9 Other current liabilities 228.0 241.0 Long-term debt & capital leases 1,185.0 1,086.6 Other non-current liabilities 1,036.0 1,015.6 Shareholders' equity 1,030.7 934.0 Total Liabilities and Equity 3,715.3$ 3,485.5$ Capitalization: Current maturities of long-term debt & capital leases 1.7 1.6 Short Term borrowings 141.0 122.9 Long Term Debt & Capital Leases 1,185.0 1,086.6 Less: Basin Creek Capital Lease (31.4) (32.9) Shareholders' Equity 1,030.7 934.0 Total Capitalization 2,326.8$ 2,112.3$ Ratio of Debt to Total Capitalization 55.7% 55.8% As of December 31,

EFFECTIVE TAX RATE RECONCILIATION 41 (in millions) 2013 2012 Variance Income Before Income Taxes $108.3 $116.5 ($8.2) Income tax calculated at 35% federal statutory rate 37.9 40.8 (2.9) Permanent or flow through adjustments: State income, net of federal provisions (3.1) 1.1 (4.2) Flow through repairs deductions (17.8) (16.4) (1.4) Production tax credits (3.2) - (3.2) Plant and depreciation of flow through items (0.6) (1.3) 0.7 Recognition of state net operating loss benefit - (2.4) 2.4 Proir year permanent return to accrual adjustments 0.5 (1.9) 2.4 Other permanent or flow through adjustments, net 0.6 (1.8) 2.4 (23.6) (22.7) (0.9) Income tax expense $14.3 $18.1 ($3.8) Twelve Months Ended December 31,

NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures - Free Cash Flow - 2009 to 2013

(in millions)	2009	2010	2011	2012	2013
Cash flow from operations	$ 116.8	$ 218.9	$ 233.8	$ 251.2	$ 193.7
Adjustments *	88.4				
Cash flow from operations - with adjustment	$ 205.2	$ 218.9	$ 233.8	$ 251.2	$ 193.7

** Adjustments: 2009 Cash flow from operations (CFO) is adjusted to add back pension funding in excess of expense and Ammondson settlement paid*

	2009	2010	2011	2012	2013
Property Plant & Equipment additions	$ 189.4	$ 228.4	$ 188.7	$ 219.2	$ 230.5
Less: Investment Growth	(82.7)	(113.4)	(59.1)	(86.0)	(105.3)
Maintenance Capex	$ 106.7	$ 115.1	$ 129.7	$ 133.2	$ 125.2
Free Cash Flow					
Cash Flow from Operations	$ 205.2	$ 218.9	$ 233.8	$ 251.2	$ 193.7
Less: Maintenance Capex	(106.7)	(115.1)	(129.7)	(133.2)	(125.2)
Less: Dividends	(48.2)	(49.0)	(51.9)	(54.2)	(57.7)
Free Cash Flow	**$ 50.4**	**$ 54.9**	**$ 52.2**	**$ 63.7**	**$ 10.9**

Use of Non-GAAP Financial Measures - Reconcile to Non-GAAP diluted EPS

(in thousands)	2009	2010	2011	2012	2013
Reported GAAP diluted EPS	**$ 2.02**	**$ 2.14**	**$ 2.53**	**$ 2.66**	**$ 2.46**
Non-GAAP Adjustments					
Weather	-	0.06	(0.05)	0.14	(0.05)
Rate adjustments	-	(0.05)	-	-	-
Insurance recoveries	-	(0.08)	-	-	-
Income tax adjustments	-	-	(0.17)	(0.06)	-
Transmission revenue - low hydro	-	-	0.05	-	-
Dispute with former employee	-	-	0.05	-	-
DGGS FERC ALJ initial decision (2011 portion)	-	-	-	0.12	-
Release of MPSC DGGS deferral	-	-	-	(0.05)	-
DSM Lost Revenue recovery	-	-	-	(0.05)	(0.02)
CELP arbitration decision	-	-	-	(0.79)	-
MSTI Impairment	-	-	-	0.40	-
Hydro Transaction costs	-	-	-	-	0.11
Adjusted Non-GAAP diluted EPS	**$ 2.02**	**$ 2.07**	**$ 2.41**	**$ 2.37**	**$ 2.50**

Use of Non-GAAP Financial Measures - EBITDA for 2013

2012 (in thousands)	Electric	Gas	Other	Total
Operating Revenues	$ 865.2	$ 287.6	$ 1.6	$ 1,154.4
Cost of Sales	358.7	120.9	-	479.5
Gross Margin	**506.6**	**166.7**	**1.6**	**674.9**
Less: Operating Expenses				
Operating, general & administr	195.1	78.8	11.6	285.6
Property and other taxes	78.5	27.0	-	105.5
EBITDA	$ 232.9	$ 60.9	$ (10.0)	$ 283.8

The data presented above includes financial information prepared in accordance with GAAP, as well as another financial measure, Gross Margin, Free Cash Flows, Net Debt and EBITDA, but is considered a "Non-GAAP financial measure." Generally, a Non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends), Net Debt (Total debt less capital leases) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) are Non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin, Free Cash Flows, Net Debt and EBITDA is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows, Net Debt and EBITDA measures may not be comparable to other companies' Gross Margin, Free Cash Flows, Net Debt and EBITDA measures. Furthermore, these measures are not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

Use of Non-GAAP Financial Measures - Net Debt as of December 31, 2013

(in millions)	
Short & Long Term Debt and Capital Leases	1,327.6
Less: Cash and Cash Equivalents	(16.6)
Less: Capital Leases	(31.4)
Net Debt	**1,279.6**

Use of Non-GAAP Financial Measures - Gross Margin for 2013

(in millions)	Electric	Gas	Other	Total
Operating Revenues	$ 865.2	$ 287.6	$ 1.6	$ 1,154.4
Cost of Sales	358.7	120.9	-	479.5
Gross Margin	**$ 506.6**	**$ 166.7**	**$ 1.6**	**$ 674.9**

Use of Non-GAAP Financial Measures - Gross Margin for 2013

(in millions)	Montana	South Dakota	Nebraska	Total
Operating Revenues	$ 938.6	$ 179.9	$ 36.0	$ 1,154.4
Cost of Sales	377.6	77.0	25.0	479.5
Gross Margin	**$ 561.0**	**$ 102.9**	**$ 11.0**	**$ 674.9**

42

2013 SYSTEM STATISTICS 43 Note: Statistics above are as of 12/31/2013 (1) Nebraska is a natural gas only jurisdiction •MT Natural Gas reserves increased in 2013 with the addition 63 Bcf from the Bear Paw South acquisition. (1) Energy Supply Transmission Distribution Electric (MW) MT SD Total 2013 Tx for Others MT SD Total Demand MT SD / NE Total Base load coal 222 254 476 Electric (GWh) 10,300 100 10,400 Daily MWs 750 179 929 Wind 40 40 Natural Gas (Bcf) 22.8 - 22.8 Peak MWs 1,730 326 Other resources 150 106 256 Annual GWhs 6,400 1,560 7,960 Annual Bcf 19 11 30 Natural Gas (Bcf) MT SD Total System (miles) MT SD Total Proven reserves 76.7 - 76.7 Electric 6,900 1,300 8,200 Customers MT SD / NE Total Annual production 6.4 - 6.4 Natural gas 2,000 55 2,055 Electric 344,500 62,100 406,600 Storage 17.8 - 17.8 Natural gas 184,900 86,700 271,600 529,400 148,800 678,200 System (miles) MT SD / NE Total Electric 17,500 2,050 19,550 Natural gas 5,000 2,350 7,350 22,500 4,400 26,900

WELL ROUNDED BOARD OF DIRECTORS


Board of Directors

Members of the Board of Directors tour backstage at The Mansfield Center for the Performing Arts in Great Falls, Montana. From the left are Dana J. Dykhouse, Dorothy M. Bradley, Denton Louis Peoples, E. Linn Draper, Jr., Robert C. Rowe, Julia L. Johnson, Stephen P. Adik and Philip L. Maslowe.

E. Linn Draper Jr. - Retired Chairman, President and Chief Executive Officer of American Electric Power Co., Inc. Director since 2004

Stephen P. Adik - Retired Vice Chairman of NiSource, Inc. Director since 2004

Dorothy M. Bradley - Retired District Court Administrator for the 18th Judicial Court of Montana. Director since 2009

Dana J. Dykhouse - President and CEO of First PREMIER Bank. Director since 2009

Julia L. Johnson - President and Founder of NetCommunications, LLC. Former Chairperson of the Florida Public Service Commission. Director since 2004

Philip L. Maslowe - Formerly Executive VP and CFO of The Wackenhut Corp. Director since 2004

Denton Louis People - Retired CEO and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. Director since 2006

Robert C. Rowe - President and CEO of NorthWestern Corporation. Director since 2008

44

NorthWestern Energy
Delivering a Bright Future

STRONG EXECUTIVE TEAM 45 NorthWestern Energy’s executive officers tour backstage at The Mansfield Center for the Performing Arts in Great Falls, Montana. From the left are Michael R. Cashell, Curtis T. Pohl, Patrick R. Corcoran, Heather H. Grahame, Robert C. Rowe, John D. Hines, Bobbi L. Schroeppel, Brian B. Bird and Kendall G. Kliewer. Robert C. Rowe - President and CEO. 21 years of utility and regulatory experience (including 12 years on the Montana Public Service Commission); current position since 2008 Brian B. Bird - VP - CFO. 28 years financial management experience with energy and other large industrial companies; current position since 2003 Patrick R. Corcoran - VP of Government and Regulatory Affairs. 34 years utility industry experience; current position since 2001 Michael R. Cashell - VP of Transmission. 27 years utility industry experience; current position since 2011 Heather H. Grahame - VP and General Counsel. 29 years legal experience (21 years representing utilites); current position since 2010 John D. Hines - VP of Supply. 24 years utility industry experience; current position since 2011 Kendall G. Kliewer - VP and Controller. 16 years finance management experience; current position since 2004 Curtis T. Pohl - VP of Distribution. 27 years utility industry experience; current position since 2003 Bobbi L. Schroeppel - VP of Customer Care, Communications and Human Resources. 20 years utility industry experience; current position since 2002

OUR COMMISSIONERS

Montana Public Service Commission

Commissioners are elected in statewide elections from each of five districts. Chairperson is elected by fellow Commissioners. Commissioner term is 4 years, Chairperson term is 2 years.

Name	Party	Began Serving	Term Ends
Kirk Bushman	R	Jan-13	Jan-17
Bill Gallagher (Chairman)	R	Jan-11	Jan-15
Travis Kavulla	R	Jan-11	Jan-15
Roger Koopman	R	Jan-13	Jan-17
Bob Lake	R	Jan-13	Jan-17

Nebraska Public Service Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Anne Boyle	D	Jan-97	Jan-15
Rod Johnson	R	Jan-93	Jan-17
Frank Landis Jr. (Chairman)	R	Jan-89	Jan-19
Tim Schram	R	Jan-07	Jan-19
Gerald Vap	R	Aug-01	Jan-17

South Dakota Public Utilities Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Kristie Fiegen	R	Aug-11	Jan-19
Gary Hanson (Chairman)	R	Jan-03	Jan-15
Chris Nelson	R	Jan-11	Jan-17

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FERC’s ALJ RULING – WE GOT THE CRUST 47 Relying on the regulatory process to provide an equitable outcome should be as American as…. apple pie. FERC Total Direct (45MW) 45/105 39/105 21/105 105/105 43% 37% 20% 100% Fixed Costs ($millions) $16.3 $14.2 $7.6 $38.1 Variable Costs (Fuel, etc) 8.3 7.2 3.9 19.3 Revenue Credits (energy sales) (3.3) (2.9) (1.5) (7.7) Net Variable Costs 5.0 4.3 2.3 11.6 Total Revenue Requirement $21.3 $18.5 $9.9 $49.7 Return on Equity 10.25% 10.25% 10.25% 10.25% FERC Total Direct (45MW) 45/105 39/105 7/150 91/108 43% 37% 4% 84% Fixed Costs ($millions) $16.3 $14.2 $1.7 $32.2 Variable Costs (Fuel, etc) 8.3 7.2 - 15.4 Revenue Credits (energy sales) (3.3) (2.9) - (6.2) Net Variable Costs 5.0 4.3 - 9.3 Total Revenue Requirement $21.3 $18.5 $1.7 $41.4 Return on Equity* 10.25% 10.25% -19.79% 4.25% Note: Potential for approximately 7% ROE if fuel costs are able to be recovered through an alternate FERC schedule 12 CP Allocation (19 MW) MPSC 12 CP Allocation (60MW) However, clearly this is not the outcome given the initial decision by FERC's Administrative Law Judge. MPSC NorthWestern entered the construction of Dave Gates Generating Station with full confidence our investors would be made whole. FERC MPSC FERC MPSC -20% -15% -10% -5% 0% 5% 10% 15% 20% MPSC FERC Total Return on Equity -20% -15% -10% -5% 0% 5% 10% 15% 20% MPSC FERC Total Return on Equity (w/ Initial Decision)

THE BACK STORY ON DGGS 48 Background •NorthWestern Energy operates a transmission system and balancing authority within Montana and is charged with the responsibility of providing safe and reliable electric service to all of its customers. This includes retail and wholesale customers. • Part of NorthWestern’s responsibility is to continually balance all customer loads on the system with all resources on the system. This is a moment to moment requirement and is measured by NERC (North American Reliability Corporation) and WECC (Western Electricity Coordinating Council) criteria. Ultimately the FERC (Federal Energy Regulatory Commission) enforces these NERC and WECC reliability criteria and stiff civil penalties and sanctions can be imposed for non- compliance. • NorthWestern meets this reliability requirement by assuring that it has regulating resources available to constantly balance loads with resources. Regulating resources are sources of energy that can be ramped up or down quickly to balance changing customer load profiles with the energy supply resources available. • For many years, since NorthWestern did not own any resources of its own to provide this service, NorthWestern was forced to rely on the volatile wholesale market to purchase regulating resources from third parties, from systems often very distant from NorthWestern. Support for DGGS • On May 20, 2009, the MPSC issued a Final Order approving DGGS finding that: “The Commission finds NWE provided compelling evidence of the imprudence and risk of continuing to rely exclusively on its longtime practice of contracting with other utilities in the region to meet its need for mandatory regulation service. NWE demonstrated its current need for 91 MW of regulating reserves in order to meet balancing authority requirements, provide safe and reliable service, and avoid the risk of significant financial penalties for violations of reliability standards. NWE’s projection that it will need 115 MW of regulation service by 2015 is reasonable as well”. •FERC stated in its November 2007 Order approving the third party purchase from Powerex: “We also find that NorthWestern has adequately addressed interveners’ arguments. Specifically, we find that NorthWestern has supported the term and level of services contained in the Agreement and explained why it did not elect to provide a back-stop bid based on its ownership interest in Colstrip Unit No. 4. In addition, NorthWestern has provided evidence that its circumstances are temporary because it now may build or otherwise acquire generation that may alleviate its need to purchase ancillary services from third parties. Therefore, we accept the Agreement for filing and grant Powerex’s request for waiver of Section 3 of its Rate Schedule No. 1 for the term of the Agreement (January 1, 2008 through December 31, 2008)”. Project Timeline: -Planning began in 2008 -MT PSC approved project in March ‘09 -Plant online in January ‘11 -MT PSC final approval in March ‘12 -FERC ALJ unfavorable initial ruling in September ‘12 - Timing of FERC decision unknown - If unfavorable outcome, NWE appeal process could extend into 2015 or beyond

THE BACK STORY ON DGGS (continued) 49 Support for DGGS (continued) • On April 29, 2010, NorthWestern made a filing with FERC proposing to collect costs associated with DGGS under the same cost allocation methodology and for the same magnitude of Regulating Resource as had been previously approved by FERC when NorthWestern was providing such service under third party contracts. Unfortunately, the Initial Order from the Administrative Law Judge doesn’t support FERC’s previous positions. •The Initial Order from the FERC Administrative Law Judge: • Does not challenge the prudency or costs of the DGGS. In fact, the parties agreed, through stipulation, on the total revenue requirement of DGGS. • Instead, the Initial Order would seek to penalize NorthWestern for its decision to follow FERC precedent on the issue of the magnitude and allocation of costs. Ironically, the rate for DGGS advocated by the Montana Large Customer Group and which appeared to be adopted by the Initial Order would be approximately one-half of the rate that NorthWestern was previously recovering as a pass-through of costs under the third party contracts and approved by FERC! As a result • One side of FERC has ordered NorthWestern to meet reliability criteria and another side of FERC seeks to strip NorthWestern of its tools to meet such criteria (or at least the cost recovery of the tools). • It is important to note that NorthWestern still must meet its reliability criteria obligations or face stiff penalties, ultimately from FERC, the same regulatory agency that has found in this initial order that NorthWestern only needs a fraction of the regulating service that it has constructed into DGGS and has been required traditionally to meet reliability criteria. In Summary • NorthWestern finds itself in a position where regulatory worlds have collided. No one disagrees that the generating plant is needed. No one argues the costs aren’t prudent. The Montana Public Service Commission issued a thoughtful and fact-based decision concerning the part of the Plant under its jurisdiction. The FERC process and initial decision would seek to either shift costs to state jurisdictional customers or allow them simply to fall between the cracks.

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